Exhibit 10.25

FIRST AMENDMENT TO
DISTRIBUTION AGREEMENT

This First Amendment to Distribution Agreement (this “Amendment”), is made as of February      ,2003 between each of the undersigned and amends that certain Distribution Agreement dated as of August 24, 2000 (the “Distribution Agreement”), by and between DAITO-OSIM HEALTH CARE APPLIANCES (SUZHOU) CO., LTD.; a Chinese corporation, having its principal place of business at No. 16 SuTong Rd., Suzhou, Jiangsu, P.R. China 215006 (“Supplier”), and INTERACTIVE HEALTH LLC, a California limited liability company, having its principal place of business at 3030 Walnut Ave., Long Beach, CA 90807, United States of America (“Distributor”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Distribution Agreement.

RECITALS:

A.            In addition to the Distribution Agreement which defines “Products”, in part, as massage chairs and “Territory” as the United States of America and Canada, Supplier and Distributor entered into three other distribution agreements, one dated as of April 14, 2000 and the other two dated as of August 24, 2000 (collectively, the “Other Distribution Agreements”).

B.            Supplier and Distributor desire to consolidate, extend, and modify the subject matter of the Distribution Agreement and the Other Distribution Agreements.

C.            Accordingly, Supplier and Distributor desire to amend the Distribution Agreement as set forth herein and, upon the effectiveness of such amendment, terminate the Other Distribution Agreements.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.             Definitions.

1.1           Section 1 of the Distribution• Agreement is hereby amended by substituting the following defined terms in lieu of their previous definitions:

“Product” or “Products” means any and all massage chairs, zero gravity “Perfect Chairs”, and massage products manufactured or sold by Supplier, whether now or in the future.

“Territory” means the North America Territory, the Perfect Chair Territory, the Exclusive International Territory and the Remaining International Territory.

1.2           Section 1 of the Distribution Agreement is hereby further amended by adding ‘the following defined terms:

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Exclusive International Territory” means those countries and areas listed on Exhibit A attached hereto.

“Massage Chair Products” mean any and all massage chairs included within the definition of Products.

“North America Territory” means the United States of America, Canada and Mexico.

“Other Massage Products” mean any and all Products other than the Massage Chair Products and Perfect Chair Products.

“Perfect Chair Products” mean any and all zero gravity “Perfect Chairs” included within the definition of Products.

“Perfect Chair Territory” means the entire world.

“Remaining International Territory” means those countries and areas listed on Exhibit B attached hereto.

2.             Grants.  Section 2.1 is hereby amended and restated in its entirety to read as follows:

2.1           Appointment as Distributor.  Subject to the terms and conditions of this Agreement, Supplier hereby grants to Distributor, and Distributor hereby accepts from Supplier, the following rights and licenses:

A.            The exclusive right and license to import, market and distribute the Massage Chair Products in the North America Territory during the term of this Agreement.

B.            The exclusive right and license to import, market and distribute the Massage Chair Products in the Exclusive International Territory during the term of this Agreement.

C.            The right and license to import, market and distribute the Massage Chair Products in the Remaining International Territory during the term of this Agreement.

D.            The exclusive right and license to import, market and distribute the Perfect Chair Products in the Perfect Chair Territory during the term of this Agreement.

E.             The right and license to import, market and distribute the Other Massage Products in the Perfect Chair Territory, except Asia, during the term of this Agreement.

3.             Exception to Exclusivity.  Section 2,2 is- hereby amended and restated in its entirety to read as follows:

2.2           Exception to Exclusivity.  Distributor hereby agrees that notwithstanding the exclusive right and license set forth in Section 2.1 (A) & (B) above, Supplier shall reserve a right to export and sell Non-IH Massage Chairs (as defined below) to ***.  “Non-IH Massage Chairs” shall refer to any massage chair manufactured by Supplier that does not contain any technology owned or designed, in whole or in part, by Distributor and is different in design from the Products currently purchased by Distributor from Supplier.

4.             Termination of Exclusivity.  Section 2 is hereby amended by adding the following two Subsections to the end of Section 2:

2.5           Termination of Exclusivity under Section 2.1(A).  Supplier may terminate the exclusivity of the right and license granted pursuant to Section 2.1(A) upon written notice to Distributor at least ninety (90) days prior to the effectiveness of such termination upon the occurrence of either of the following events; provided, however, such written notice must be delivered within 90 days after the end of the measurement period included within the triggering event:

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2.6           Termination of Exclusivity under Section 2.1(B).  Supplier may terminate the exclusivity of the right and license granted pursuant to Section 2.1(B) upon written notice to Distributor at least ninety (90) days prior to the effectiveness of such termination upon the occurrence of either of the following events; provided, however, such written notice must be delivered within 90 days after the end of the measurement period included within the triggering event:

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5.             Extended Term.  The first sentence of Section 9.1 is hereby amended to read as follows:

Subject to earlier termination pursuant to Section 9.2. the initial term of this Agreement shall commence as of the Effective Date and continue through March 1, 2013.

6.             Termination.  Section 9.2(c) is hereby amended and restated in its entirety to read as follows:

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7.             Effective Amendment.  Except as specifically amended hereby, the Distribution Agreement shall remain unmodified and in full force and effect.

8.             Termination of Other Distribution Agreements.  Upon, and in consideration of, the effectiveness of this Amendment, the parties hereto hereby terminate the Other Distribution Agreements in accordance with the early termination provisions contained in each of those agreements, including Consequences of Termination and Survival

9.             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to its principles of conflicts of laws.

10.           Counterparts.  This Amendment may be executed in counterparts each of which shall be an original but all of which shall together constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year above first written.

DAITO-OSIM HEALTHCARE APPLIANCES (SUZHOU) CO., LTD.

By:	/s/ S. Shimizu

Name:	Shinichi Shimizu

Title:	Director

INTERACTIVE HEALTH LLC

By:	/s/ Craig P. Womack

Name:	Craig P. Womack

Title:	Chief Executive Officer

EXHIBIT A

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EXHIBIT B

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